Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Greenwood Village, CO 80111

(720)287-3093

Assure Holdings Reports Fourth Quarter and Full Year 2021 Financial Results

Full Year 2021 Managed Case Volume Increased 76% to 17,436

Substantially Improved Adjusted EBITDA

DENVER, March 14, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, reported financial results for the fourth quarter and full year ended December 31, 2021.

Key Financial Metrics (in thousands of USD)	4Q'21	4Q'20	Full Year 2021	Full Year 2020
Revenue	$ 9,659	$ 5,964	$ 29,192	$ 3,524
Gross Profit	5,297	3,114	14,874	(4,388)
Total operating expenses	5,013	4,392	17,001	11,815
Adjusted EBITDA	1,400	752	1,144	(14,397)

*- See Explanation of Non-GAAP Financial Measures below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

Key Operational Metrics	4Q'21	4Q'20	Full Year 2021	Full Year 2020
Remote Neurology Managed Cases	1,222	-	2,127	-
Total Managed Cases	5,485	3,057	17,436	9,914

Fourth Quarter 2021 Financial Summary vs. Fourth Quarter 2020

●	Total revenue was $9.7 million versus $6.0 million
●	Managed cases increased 79% to a quarterly record of 5,485 versus 3,057
●	Net loss of ($0.3) million for both periods
●	Adjusted EBITDA was $1.4 million versus $0.8 million
●	Net loss per diluted share of ($0.03) versus ($0.04)
●	General and administrative expenses were $4.5 million compared to $3.7 million, reflecting information technology investments in support of automation and data analytics as well as adding complementary talent to the management team

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(720)287-3093

●	The Company collected on accounts receivable generated from professional and technical services provided by Assure owned entities $4.2 million versus $3.7 million
●	Total cash collected was $5.4 million versus $6.5 million

Full Year 2021 Financial Summary vs. Full Year 2020

●	Total revenue was $29.2 million versus $3.5 million
●	Managed cases increased 76% to an annual record of 17,436 versus 9,914
●	Net loss of $(2.8) million compared to net loss of $(15.0) million
●	Adjusted EBITDA was $1.1 million versus $(14.4) million
●	Net loss per diluted share was $(0.24) compared to net loss of $(2.07) per diluted share
●	General and administrative expenses were $14.8 million compared to $9.6 million reflecting professional fees associated with the Company’s financial transactions, Nasdaq listing and acquisitions, and increased head count in certain administrative functions to support Company growth
●	The Company collected on accounts receivable generated from professional and technical services provided by Assure owned entities a record $14.3 million versus $13.8 million
●	Total cash collected was $22.9 million compared to $23.9 million

Key 2021 Accomplishments

●	Filed S-1 Resale Registration Statement which was deemed effective by the Securities and Exchange Commission on February 12, 2021
●	Acquisitions of Sentry Neuromonitoring and Elevation, two Texas-based IONM service providers
●	Launched remote neurology services, which utilize the patient volume Assure has already established through the managed cases performed by the Company’s technologists
●	Secured $11 million credit facility with Centurion Financial Trust (“Centurion”) including funding of a second tranche increasing access to line of credit previously designated for M&A amended for growth capital
●	Awarded a 3-year agreement to become the sole contracted provider of IONM services for Premier, Inc. (“Premier”), a group purchasing organization with a network of approximately 4,400 U.S. hospitals and 225,000 other providers
●	Listing approved for Nasdaq Capital Markets (“NASDAQ”) under new ticker “IONM.”
●	Expanded operational footprint into four new states: Kansas and Missouri (Sentry acquisition) and Nebraska and Nevada (organic growth)
●	Closed $5.2 million private placement from institutional investors with management and board participation
●	Record managed cases reported for full-year, fourth quarter and month of December 2021

See “Explanation of Non-GAAP Financial Measures” below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Management Commentary

“Assure clearly outlined its 2021 goals and I am pleased with what we accomplished, including listing on NASDAQ, launching our remote neurology business, strengthening our balance sheet through a new credit agreement and a private placement, completing two acquisitions and securing a three-year system-wide agreement with Premier to serve as the sole contracted supplier of intraoperative neuromonitoring for its network of hospitals and providers,” said John A. Farlinger, Assure’s executive chairman and CEO. “We expect to continue executing effectively in 2022 as we advance our key corporate objectives: scaling our platform through both organic growth and M&A, developing an in-network revenue stream, improving the performance of Assure’s billing and collection function and becoming a recognized clinical care leader in the IONM industry.”

“Among Assure’s most important growth drivers is remote neurology services. This enables the Company to reduce cost of delivery for the provision of IONM thereby driving higher profit on every case we perform and creating a new revenue stream. Importantly, Assure is simply servicing the patient volume we have already established through the managed cases our technologists perform, so the focus now is simply transitioning Assure patients onto our remote neurology platform.”

“Assure’s business is evolving as we transition to our next stage of growth. We are transforming from utilizing a one-to-one model as an operating room provider of the technical component of IONM to a Company primarily driven by delivering remote neurology services in a far more scalable one-to-many model through the professional component of IONM. Our strategy is to build a telehealth remote neurology services company with exceptional capabilities in IONM and numerous adjacent markets. Further, our investment in automation and analytics is strengthening our revenue cycle management function, and we have already reported record collections over a consecutive three-month period from December 2021 through February 2022.”

Assure will be filing its year-end financial statements and MD&A on Form 10-K with the SEC at www.sec.gov and the Company website.

Operational Guidance

In 2021, Assure’s 78 technologists managed 17,436 cases, supporting 258 surgeons across 150 hospitals and medical facilities. Comparatively, in 2020, Assure’s 59 technologists managed 9,914 cases, supporting 141 surgeons across 77 hospitals and medical facilities.

The Company is forecasting more than 25,000 total managed cases for fiscal year 2022, a record number of managed cases representing an increase of more than 40% compared with 2021 volume. The guidance reflects our forecasted impact of COVID-19, but not a substantial future disruption relating to the pandemic.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Conference Call

The Company will hold a conference call today, March 14, 2022, at 8:00 a.m. Eastern Time to discuss its fourth quarter and full year 2021 results.

The live webcast of the conference call and related presentation slides can be accessed at ir.assureneuromonitoring.com/news-events/ir-calendar. An audio-only option is available by following the dial-in instructions below. Investors who opt for audio-only will need to download the related slides at ir.assureneuromonitoring.com/company-information/presentations.

Date: Monday, March 14, 2022
Time: 8:00 a.m. Eastern Time (6:00 a.m. Mountain Time)
Toll-free dial-in number: 1-877-407-0792
International dial-in number: 1-201-689-8263
Conference ID: 13727565

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay here.

A replay of the conference call will be available after 11:00 a.m. Eastern Time on the same day through March 28, 2022.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13727565

Explanation of Non-GAAP Financial Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principals (“GAAP”) such as Adjusted EBITDA. We define EBITDA as net income/(loss) before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items: share-based compensation, gain on payroll protection program loan and gain on extinguishment of acquisition debt. We exclude share-based compensation because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity. We exclude gain on payroll protection program loan and gain on extinguishment of acquisition debt because these are non-recurring items, and we believe their inclusion is not representative of operating performance. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA is an appropriate measure in evaluating the Company’s operating performance. Management uses Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

performance. Readers are cautioned that Adjusted EBITDA should not be construed as an alternative to net income (as determined under GAAP), as an indicator of financial performance or to cash flow from operating activities (as determined under GAAP) or as a measure of liquidity and cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt to compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures presented below and not rely on any single financial measure to evaluate our business.

Key Performance Metrics

This announcement contains key performance metrics that management of the Company utilizes to determine operational performance from period to period. These metrics include managed cases and remote neurology managed cases. We define managed cases as all technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented and we calculate it based on bills presented during the relevant measurement period. We define remote neurology managed cases as a subset of managed cases where Assure’s remote neurology platform is utilized and billed. Management believes that managed cases and remote neurology managed cases are important measures of the Company’s operational performance because they are a consistent measurement to evaluate patient revenue streams.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. Forward-looking statements include, but are not limited to, management’s expectation of continued improvement in

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

revenue and profitability, continued increases in managed cases and market share, execution of management key objectives of scaling Assure’s platform through both organic growth and M&A, development of an in-network revenue stream, improving the performance of Assure’s billing and collections function and becoming a recognized clinical care leader in the IONM industry, the planned roll out of Assure’s remote neurology services and the potential to scale Assure’s remote neurology offering. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding our patient volume or cases not growing as expected, or decreasing, which could impact revenue and profitability; unfavorable economic conditions could have an adverse effect on our business; risks related to increased leverage resulting from incurring additional debt; the policies of health insurance carriers may affect the amount of revenue we receive; our ability to successfully market and sell our products and services; we may be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; our ability to adequately forecast expansion and the Company’s management of anticipated growth; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 14, 2022, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

SCHEDULE A

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands of Dollars)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets
Cash	$4,020	$4,386
Accounts receivable, net	27,810	14,965
Income tax receivable	136	150
Other current assets	151	618
Due from MSAs	5,886	4,856
Total current assets	38,003	24,975
Equity method investments	525	608
Fixed assets	85	356
Operating lease right of use asset	956	124
Finance lease right of use asset	743	608
Intangibles, net	3,649	4,115
Goodwill	4,448	2,857
Total assets	$48,409	$33,643
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,194	$2,871
Current portion of debt	515	4,100
Current portion of lease liability	702	521
Current portion of acquisition liability	306	—
Other current liabilities	—	96
Total current liabilities	3,717	7,588
Lease liability, net of current portion	1,482	772
Debt, net of current portion	13,169	2,251
Acquisition liability	459	—
Acquisition share issuance liability	—	540
Fair value of stock option liability	25	16
Performance share issuance liability	—	2,668
Deferred tax liability, net	601	599
Total liabilities	19,453	14,434

SHAREHOLDERS’ EQUITY
Common stock	13	11
Additional paid-in capital	43,387	30,886
Accumulated deficit	(14,444)	(11,688)
Total shareholders’ equity	28,956	19,209
Total liabilities and shareholders’ equity	$48,409	$33,643

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands of Dollars, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Technical services	$1,799	$3,691	$13,527	$1,347
Professional services	8,193	(252)	12,330	(3,172)
Other	(333)	2,525	3,335	5,349
Total revenue	9,659	5,964	29,192	3,524
Cost of revenues	4,362	2,850	14,318	7,912
Gross margin	5,297	3,114	14,874	(4,388)
Operating expenses
General and administrative	4,530	3,739	14,805	9,592
Sales and marketing	334	408	1,082	1,209
Depreciation and amortization	149	245	1,114	1,014
Total operating expenses	5,013	4,392	17,001	11,815
Loss from operations	284	(1,278)	(2,127)	(16,203)
Other income (expenses)
Income (loss) from equity method investments	89	255	225	(1,194)
Gain on Paycheck Protection Program loan forgiveness	—	1,211	—	1,211
Gain on extinguishment of acquisition debt	—	188	—	188
Other income (expense), net	(17)	39	(46)	89
Accretion expense	(170)	(163)	(556)	(782)
Interest expense, net	(581)	(366)	(1,081)	(530)
Total other expense	(679)	1,164	(1,458)	(1,018)
Loss before income taxes	(395)	(114)	(3,585)	(17,221)
Income tax benefit	86	(211)	829	2,185
Net loss	$(309)	$(325)	$(2,756)	$(15,036)
Loss per share
Basic	$(0.03)	$(0.04)	$(0.24)	$(2.07)
Diluted	$(0.03)	$(0.04)	$(0.24)	$(2.07)
Weighted average number of shares used in per share calculation – basic	12,329,033	7,246,625	11,725,422	7,246,625
Weighted average number of shares used in per share calculation – diluted	12,329,033	7,246,625	11,725,422	7,246,625

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

ASSURE HOLDINGS CORP.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET LOSS

(in thousands of Dollars)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
EBITDA
Net Income (loss)	($ 309)	($ 325)	($ 2,756)	($ 15,036)
Interest expense	581	366	1,081	530
Accretion expense	170	163	556	782
Income tax	(86)	211	(829)	(2,185)
Depreciation and amortization	149	245	1,114	1,014
EBITDA	505	660	(834)	(14,895)
Stock-based compensation	888	92	1,913	548
Director fees - paid in common shares	23	—	56	—
Provision for option liability	(16)	—	9	(50)
Adjusted EBITDA	$ 1,400	$ 752	$ 1,144	($ 14,397)

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

ASSURE HOLDINGS CORP.

TOTAL MANAGED CASES

Total Managed Cases
	2020	2021
1Q	2,087	2,794
2Q	1,991	4,257
3Q	2,685	4,996
4Q	3,057	5,485
Full Year	9,914	17,436